UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2017
GENON ENERGY, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-16455 (Commission File Number)	76-0655566 (IRS Employer Identification No.)
804 Carnegie Center Princeton, New Jersey 08540 (Address of principal executive offices, including zip code)
(609) 524-4500 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On April 7, 2017, the Board of Directors of GenOn Energy, Inc. (the “Company”) appointed Mark Allen (Mac) McFarland as President and Chief Executive Officer of the Company effective immediately.

Mr. McFarland most recently served as Chief Executive Officer of Luminant, a subsidiary of Energy Future Holdings, from 2013 to 2016. In this role, he was responsible for leading all aspects of a 17,000 megawatt (MW) merchant generation business with 4,000 employees and a diversified asset portfolio. From 2008 to 2013, Mr. McFarland served in a dual role as Chief Commercial Officer of Luminant and Executive Vice President, Corporate Development and Strategy, of Energy Future Holdings. From 1999 to 2008, Mr. McFarland served in various roles at Exelon Corporation, including most recently as Senior Vice President, Corporate Development from 2005 to 2008 and Vice President, Exelon Generation from 2003 to 2005. Mr. McFarland has more than 25 years of experience and has held numerous executive positions with a broad range of responsibilities including operations, finance, commodity risk management and mergers and acquisitions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenOn Energy, Inc.
(Registrant)

Dated: April 12, 2017	By:	/s/ Brian E. Curci
	Name:	Brian E. Curci
	Title:	Corporate Secretary

3